Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Regulation A Offering Statement on Form 1-A of Energea Portfolio 5 LATAM LLC of our report dated April 30, 2026, relating to the financial statements as of and for the year ended December 31, 2025.

Certified Public Accountants Hartford, Connecticut
July 20, 2026